Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-289703 on Form F-1, as amended, of our report dated June 8, 2026, relating to the consolidated financial statements of Colospan Ltd. (the “Company”), appearing in the Current Report on Form 6-K of Galmed Pharmaceuticals Ltd., dated June 8, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co
Certified Public Accounts
A Firm in the Deloitte Global Network

Tel Aviv, Israel
September 2, 2026